UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Exchange Act of 1934

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Lord Abbett Securities Trust

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Lord Abbett Large Cap Value Fund – Proxy Vote

This document is intended for select internal use to provide our Due Diligence, Relationship Management, Marketing and Sales personnel. This is NOT intended for external use or firm-wide distribution.

Background
In an effort to improve the quality of our clients’ investment experience and better meet their evolving investment needs, shareholders of Lord Abbett Large Cap Value Fund will be asked to approve a merger that would combine that Fund and another value-oriented Lord Abbett Fund, Lord Abbett Fundamental Equity Fund. We believe this merger will benefit Large Cap Value Fund shareholders by enabling them to pursue substantially similar investment objectives and strategies, but as part of a larger Fund with greater investment flexibility and lower overall expenses.

Shareholders of Large Cap Value Fund will be asked to vote on this proposal either by Internet, phone or mail – or at a meeting scheduled to be held on May 18, 2012. Shareholders of Fundamental Equity Fund will not be solicited because their approval or consent is not necessary for the merger to proceed.

If the merger is completed, Large Cap Value Fund shareholders will become shareholders of Fundamental Equity Fund. They will receive Fundamental Equity Fund shares of the same class with a total value equal to their investment in Large Cap Value Fund. The merger is expected to be a tax-free reorganization for federal income tax purposes, and shareholders will not be charged any sales charges, commissions, or other fees in connection with it. The merger currently is expected to take place on June 15, 2012.

Proxy solicitation materials are expected to be mailed on March 22, 2012. The materials will provide more information about the proposed merger and Fundamental Equity Fund.

Questions & Answers

1.	Who is eligible to vote?

Large Cap Value Fund shareholders of record on February 24, 2012 are eligible to vote on the proposal, even if they have since redeemed some or all of their shares. Shareholders who first purchased shares of Large Cap Value Fund after February 24 are not eligible to vote.

2.	Why aren’t Fundamental Equity Fund shareholders being asked to vote?

Shareholders of Fundamental Equity Fund are not being asked to vote because their approval or consent is not necessary for the merger to proceed. If the merger is completed, Fundamental Equity Fund will keep the same investment mandate, portfolio managers, pricing, and other attributes.

3.	When are shareholders able to vote?
The proxy solicitation period commences on March 26, 2012 and concludes at the shareholder meeting on May 18, 2012.

FOR INTERNAL USE ONLY

4.	How do shareholders vote?
Shareholders can vote in any of the following ways:
	•	Via the Internet – www.proxyweb.com (direct shareholders) or www.proxyvote.com (non-direct shareholders)
	•	By telephone – 1-888-221-0697 (direct S/H) or 1-800-690-6903 (non-direct S/H); if unsure whether direct or non-direct, contact Broadridge call center at 877-708-3581
	•	By mail (return proxy card to the address indicated)
	•	At the shareholder meeting on May 18, 2012, which will be held at 9:00 am at Lord Abbett’s home office.

5.	When can I contact shareholders regarding the proxy solicitation?
Prior to March 26th:
	•	CAN contact home offices and FAs
	•	CAN communicate basic information (stay within scope of 3/1/12 prospectus sticker)
	•	CANNOT contact shareholders
	•	CANNOT distribute copies of proxy materials
	•	CANNOT solicit, persuade, influence, etc.

On March 26th and thereafter:
	•	CAN contact home offices, FAs & shareholders
	•	CAN distribute copies of proxy materials
	•	CAN solicit, persuade, influence, etc.

6.	Can I contact shareholders by email?

The preferred method of communication is by telephone. Email should be used only to refer shareholders to the prospectus sticker, the proxy materials, or Lord Abbett’s website (which will have the sticker and links to the proxy voting websites available) for more information. For example, you may simply write “Please refer to the attached sticker to the Large Cap Value prospectus for further information” and attach the sticker to the email (the prospectus sticker is included in the email with this Q&A).

7.	Can Lord Abbett employees receive votes from shareholders?

No, Lord Abbett employees cannot accept votes from shareholders. Votes will be received and recorded by Broadridge Financial Solutions, a proxy solicitation firm. Shareholders will be provided with a website, telephone number and proxy card so that they may vote online, over the phone or by mail, respectively. They may also vote in person at the shareholder meeting on May 18th at Lord Abbett’s home office at 9:00 am.

8.	Can a broker vote any Large Cap Value Fund shares that its client, as beneficial owner of the shares, has not voted?
No. Because this proposal is not “routine,” brokers are not empowered to vote shares for which they have not received instructions from beneficial owners.

FOR INTERNAL USE ONLY

9.	If I receive a call from a Large Cap Value Fund shareholder who has questions relating to the proposal or would like to vote their shares, to what phone number can I transfer them?
877-708-3581 – this is the toll free number for the Broadridge call center, which will be making outbound calls and taking inbound calls to answer any proxy related questions and receive votes.

10.	Can Lord Abbett employees advise shareholders whether to vote for or against the proposal?

No, as representatives of Large Cap Value Fund’s investment adviser, Lord Abbett employees should not advise shareholders whether to vote for or against the proposal. However, employees may answer questions about the proposal and provide shareholders with details on the voting methods. If a Large Cap Value Fund shareholder inquires about whether the Fund has made a recommendation, employees may note that the Fund’s Board of Trustees has recommended that shareholders vote for the proposal. The basis for the board’s recommendation is explained in the proxy materials.

11.	If the merger is approved, what are the implications for shareholders of Large Cap Value Fund?

If the proposal is approved, shareholders of Large Cap Value Fund will become shareholders of Fundamental Equity Fund, and immediately following the merger will own the same dollar value of shares that they owned before the merger. It is not expected that Large Cap Value shareholders will pay any taxes, sales charges or other fees as a result of the merger.

12.	If approved, when will the merger take place?

Assuming shareholders approve the reorganization, the merger transaction currently is expected to take place at the close of business on Friday, June 15, 2012. If the required number of votes to approve the proposal is not received by May 18, the merger may be postponed beyond June 15 to enable additional solicitation.

13.	What will happen to purchase orders for Large Cap Value Fund around the time of the merger?

Large Cap Value Fund is expected to remain open for purchases until the time of the merger. In telephone conversations regarding potential purchases of or exchanges into Large Cap Value Fund, investors should be informed of the potential merger (or, if the merger has been approved, of the pending merger), as disclosed in the sticker. If received on or after the merger date, purchase orders for, or requests for exchanges into, shares of Large Cap Value Fund will be considered purchase orders for, or requests for exchanges into, shares of Fundamental Equity Fund.

14.	What will happen if Large Cap Value Fund shareholders do not approve the proposal?
If Large Cap Value Fund shareholders do not approve the proposal, the merger will not take place and the Fund’s Board of Trustees may consider pursuing other courses of action on behalf of the Fund.

FOR INTERNAL USE ONLY